UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    March 4, 2009

Sitesearch Corporation
(Exact name of registrant as specified in charter)

Nevada	333-100137	20-5422795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 N 44th Street, Suite 214, Phoenix, AZ	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 840-0668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   —   Entry into a Material Definitive Agreement.

a.      James Dixon Employment Agreement.

         Effective March 4, 2009 the Company commenced an employment agreement with James Dixon pursuant to which Mr. Dixon will serve as the Company’s Chief Executive Officer. The agreement is for an initial one year term unless terminated by either party and may be extended by mutual agreement between the Company and Mr. Dixon. The employment agreement provides that Mr. Dixon will receive an annual salary of $144,000 in addition to a one time signing bonus of $1,000 with the execution of this contract. Additionally, Mr. Dixon is eligible to receive health and other benefits to the extent he is eligible under the terms of those plans.

Item 9.01   —   Exhibits.

10.1	Employment Agreement with James Dixon effective as of March 4, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sitesearch Corporation (Registrant)
Date: March 5, 2009	By:	/s/ James Dixon
James Dixon
Chief Executive Officer